UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2024 (April 25, 2024)

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, William B. Rutherford, HCA Healthcare, Inc.’s (the “Company’s”) Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer notified the Company of his intent to retire, effective May 1, 2024. In conjunction with Mr. Rutherford’s retirement, Christopher F. Wyatt, age 47, will succeed Mr. Rutherford as principal accounting officer, effective May 1, 2024. Additionally, Mr. Wyatt will continue to serve as the Company’s Senior Vice President and Controller, a position he has held since April 2016.

There is no arrangement or understanding between Mr. Wyatt and any other person pursuant to which Mr. Wyatt was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Wyatt and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Wyatt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 25, 2024 in a virtual meeting format only, via webcast. At the Annual Meeting, a total of 246,477,178 shares of the Company’s common stock, out of a total of 264,485,460 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting, were represented in person or by proxy. Voting results from the Annual Meeting were as follows:

1. The following ten director nominees were elected to the Company’s Board of Directors for a one-year term, or until such director’s respective successor is duly elected and qualified or until such director’s earlier death, resignation or removal, as follows:

	For	Against	Abstentions	Broker Non-Votes
Thomas F. Frist III	223,391,623	7,188,909	70,398	15,826,248
Samuel N. Hazen	228,904,591	1,674,454	71,885	15,826,248
Meg G. Crofton	228,595,246	1,982,182	73,502	15,826,248
Robert J. Dennis	222,161,249	8,321,449	168,232	15,826,248
Nancy-Ann DeParle	225,789,463	4,780,767	80,700	15,826,248
William R. Frist	228,262,261	2,317,803	70,866	15,826,248
Hugh F. Johnston	205,454,631	25,116,175	80,124	15,826,248
Michael W. Michelson	228,233,621	2,342,431	74,878	15,826,248
Wayne J. Riley, M.D.	225,893,122	4,590,446	167,362	15,826,248
Andrea B. Smith	228,408,481	2,161,263	81,186	15,826,248

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
227,413,415	18,990,342	73,421	0

3. The adoption of a non-binding advisory resolution on the Company’s named executive officer compensation as described in the Company’s 2024 proxy statement was approved as follows:

For	Against	Abstentions	Broker Non-Votes
217,056,657	13,495,544	98,729	15,826,248

4. A frequency of One Year was approved in a non-binding advisory resolution with respect to the frequency of future advisory votes on executive compensation as described in the Company’s 2024 proxy statement as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
229,075,574	33,884	1,230,316	311,156	15,826,248

In light of stockholder approval at the Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

5. The stockholder proposal regarding a report on risk mitigation regarding state restrictions for emergency abortions as described in the Company’s 2024 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
18,634,869	208,122,598	3,893,463	15,826,248

6. The stockholder proposal regarding a report on patient feedback regarding quality of care as described in the Company’s 2024 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
35,380,461	194,658,646	611,823	15,826,248

7. The stockholder proposal regarding a report on maternal health outcomes as described in the Company’s 2024 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
19,465,521	209,036,719	2,148,690	15,826,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: April 30, 2024